UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 200 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2015, Atara Biotherapeutics, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with BXP 611 Gateway Center LP, a Delaware limited partnership (“BXP”).  The Lease provides for 13,670 of rentable square feet located at 611 Gateway Boulevard, Suite 900, South San Francisco, California (the “Premises”).  The term of the Lease is five years and one month (the “Lease Term”), which is currently expected to commence on February 1, 2016.

The base rent per rentable square foot pursuant to the Lease is $3.35 for the first year of the Lease Term, $3.45 for the second year of the Lease Term, $3.55 for the third year of the Lease Term, $3.66 for the fourth year of the Lease Term, $3.77 for the fifth year of the Lease Term and $3.88 for the final month of the Lease Term.  The Company will also pay BXP specified percentages of certain operating expenses, property management fees and taxes related to the leased facility.

The foregoing description of the Lease is only a summary and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ John F. McGrath, Jr.
John F. McGrath, Jr.
Chief Financial Officer

Date:   December 11, 2015